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Exhibit 1

For Immediate Release:
December 26, 2000

            EarthWeb Announces Completion Of Its Strategic Transition
                   As The Leading IT Career Solutions Company
            Company Agrees To Sell Content Properties To internet.com


Strategic Highlights

o    EarthWeb Strengthens Its Core Focus on dice.com and MeasureUp Business
     Units

o    internet.com Corporation Acquires Content Properties From EarthWeb

New York, NY, December 26, 2000 - EarthWeb Inc. (Nasdaq:EWBX) announced today that it has signed a definitive asset purchase agreement to sell certain of EarthWeb's content business assets, including earthweb.com and other properties, to internet.com Corporation (Nasdaq:INTM); as part of this agreement, EarthWeb will also license select content from the properties being sold.

Earlier this year, EarthWeb announced an intensified focus on its core online Information Technology (IT) career services, which include dice.com, the leading nationwide job site for IT professionals, and MeasureUp, a leading provider of preparation products for IT professional certifications. In October, EarthWeb launched its strategic positioning as The IT Career Solutions CompanyTM, highlighting its strength in services which enable companies to hire and retain IT professionals.

"We have the dominant market position as the leading provider of IT career solutions. Our career solutions businesses are characterized by exceptionally high gross margins and positive cash flow," said Jack D. Hidary, President and CEO of EarthWeb. "With this transaction, we will now focus all our efforts on continuing to develop and build our core products and services in online IT recruiting and certification preparation services for IT professionals."

"The Earthweb IT and Internet professional content assets that internet.com is acquiring are among the best properties available on the Web. They will be a great fit for us and we will be able to greatly leverage these properties in terms of readership and revenue opportunities. We also look forward to potentially establishing other strategic initiatives with dice.com in the coming year," stated internet.com Chairman and CEO Alan M. Meckler.

In addition to earthweb.com, the Web sites acquired by internet.com include:
Developer.com (www.developer.com), Datamation (www.datamation.com), CrossNodes (www.crossnodes.com), SysOpt.com (www.sysopt.com), ERP Hub (www.erphub.com), Open Source IT (www.opensourceit.com), Javascripts.com (www.javascripts.com), JARS.com (www.jars.com), HTML Goodies (www.htmlgoodies.com), Gamelan (www.gamelan.com), CodeGuru.com (www.codeguru.com), Intranet Journal (www.intranetjournal.com), CIN (http://www.cin.earthweb.com/) and EarthWeb Direct (www.earthwebdirect.com).

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Financial Terms. Financial terms for the asset purchase agreement between
EarthWeb and internet.com Corporation were not disclosed. The companies signed a transition services agreement that provides for EarthWeb's continued technology support and staff resources to internet.com for an interim period.

As a result of these agreements, internet.com will continue the operation of the earthweb.com content websites and related properties, and intends to retain 46 EarthWeb employees for these businesses. Concurrent with this transaction EarthWeb is exiting the content business including the paid subscription product line. With headquarters in New York City, EarthWeb will continue to operate its career solutions businesses in Des Moines and Atlanta. EarthWeb will close its facilities in Boston, San Francisco and Boulder.

EarthWeb will record a charge as a result of this transaction in the quarter ended December 31, 2000 of $42 to $47 million. Of the total charge, approximately $22 million is related to goodwill and other intangible assets, and approximately $9 to $11 million results from the write-down of computer hardware and software, and other equipment, to their estimated net realizable value. The remaining $11 to $14 million represents the write-off of accounts receivable, prepaid expenses and investments; accruals for transaction and other related costs, expenses and commitments, including severance and transition bonuses; and a write-off of lease commitments for the offices that are being vacated. Of the total charge, it is expected that approximately $5 to $6 million will be paid in cash during the next twelve months.

Business Outlook. EarthWeb filed a Form 8-K today which includes the unaudited historical statement of operations information for the career solutions business, comprising its dice.com and MeasureUp operations, and for its divested businesses.

Michael P. Durney, Senior Vice President and CFO of EarthWeb, commented, "The agreement with internet.com is the culmination of a series of strategic decisions we have made to focus on career solutions for IT professionals. As a result, we can now redirect resources and devote our product development, sales and marketing efforts entirely to our career products portfolio in 2001. Looking ahead to 2001, we currently see potential revenue growth in the career solutions business of 70% to 80% year over year, with an EBITDA margin on the order of 16% to 18% for the full year. We believe we can achieve this level of financial performance while continuing the build-out of our outbound sales and marketing programs."

EarthWeb anticipates total revenues in the current quarter, including the content business, to be up approximately 6% from the quarter ended September 30, 2000, and up approximately 95% from the quarter ended December 31, 1999, resulting in breakeven EBITDA and a cash net loss of approximately $(2.5) to $(2.6) million, or $(0.24) to $(0.25) per share. The career solutions business is anticipated to contribute approximately 73% of total revenues and $4.1 to $4.3 million in EBITDA in the current quarter; the content and education courseware businesses are anticipated to contribute approximately 27% of total revenues with an EBITDA loss of $(4.0) to $(4.2) million.

Management will hold a conference call at 1:00 p.m. today to discuss both the transaction and EarthWeb's current business outlook. This conference call will also be webcast live on EarthWeb's Investor Relations website, www.ewbx.com, as well as on www.vcall.com; the webcast will be available for three weeks at www.ewbx.com and then archived in the Conference Calls section of www.ewbx.com. A replay of the call can be accessed at 1-800-428-6051, passcode: 150604, shortly after the call and webcast are completed.


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About EarthWeb Inc.
EarthWeb Inc. (Nasdaq: EWBX, www.ewbx.com), the IT Career Solutions Company[tm], is the leading online provider of career development resources to the world's Information Technology (IT) professionals. EarthWeb provides services to hire and retain IT professionals through dice.com, the leading online IT job board, as ranked by Media Metrix and Alexa in 2000, and MeasureUp, a leading provider of preparation products for IT professional certifications.

About internet.com
internet.com Corporation (http://www.internet.com), the Internet Industry Portal, is headquartered in Darien, CT. It is a leading provider of global real-time news and information resources for Internet industry and Internet technology professionals, Web developers and experienced Internet users. internet.com owns and operates a network of 164 Web sites, over 300 e-mail newsletters, 136 online discussion forums and over 400 moderated e-mail discussion lists that generate over 200 -million page views monthly (pre-acquisition). Total "views," which include Web site page views, e-mail newsletter views and e-mail discussion list views, are over 250 million per month (pre-acquisition) . According to NetRatings, internet.com has over 3.7 million unique users in the United States alone (pre-acquisition). Over 25% of internet.com's views are from outside of the U.S. internet.com's global presence includes editions for Arabia, Asia, Australia, Belgium, Canada, China, Espanol, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, The Netherlands, New Zealand, Singapore, South Africa, Taiwan, Turkey and the United Kingdom.

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release is current only as of the date of publication, and EarthWeb disclaims any obligation to update this information.

At the Company:                                At internet.com Corporation
Constance Melrose                              Mary Ann Boland
Vice President, Investor Relations             (212) 547-7939
(212) 725-6550                                 mboland@internet.com
ir@earthweb.com

Harold Miltsch
Chief Marketing Officer
(212) 725-6550
pr@earthweb.com

    EarthWeb and the EarthWeb logo are registered trademarks of EarthWeb Inc.

        All other trademarks are the property of their respective owners.




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